EXHIBIT 10.35

IMPORTANT INFORMATION ON THE SEPARATION PROGRAM

APPLICABLE TO LEGACY SCHERING

“SEPARATED EMPLOYEES”

This Brochure applies to “Legacy Schering Employees” as defined in the Merck & Co., Inc. US Separation Benefits Plan (the “Separation Benefits Plan”) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

on or after January 1, 2012 and who, as of their Separation Date, are

•	Less than age 55; or

•	At least age 55 but not yet age 65 with less than 5 years of Benefit Service.

This Brochure does not apply to Legacy Schering Employees who are “Separated Retirement Eligible Employees” or “Rebadged Employees” as defined in the brochures applicable to those groups. If you are a Legacy Schering Employee who is a “Separated Retirement Eligible Employee” or a “Rebadged Employee,” see the brochure that applies to you.

Effective Date: As of January 1, 2012

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

TABLE OF CONTENTS

Brochure Overview	4

Separation Program Overview	5

Medical (including Prescription Drug) and Dental	5
• Medical (including Prescription Drug) and Dental—If You Do Not Sign the Separation Letter	5
• Separation Program—Medical (including Prescription Drug) and Dental—If You Sign the Separation Letter	6
• If You Are Retiree Healthcare Bridge Eligible on Your Separation Date—Special Rules Apply to Your Medical Coverage	6
• Merck Retiree Medical Benefits—In General	7
• Coordination with Medicare	9

Life Insurance	9
• Basic Life Insurance—If You Do Not Sign the Separation Letter	9
• Separation Program—Basic Life Insurance—If You Sign the Separation Letter	9
• AD&D, Optional Group Life and Dependent Life Insurance	10

Health and Life Insurance Benefits Overview Chart	11

Annual Incentive Program/Executive Incentive Program (AIP/EIP)	12
• Separation Program—If Your Separation Date Occurs On or After July 1 And On Or Before December 31	12

Stock Options, Restricted Stock Units and Performance Stock Units	13
• Stock Options (sale/involuntary termination terms)	13
• DSUs/RSUs (sale/involuntary termination terms)	14
• PSUs (sale/involuntary termination terms)	15

Other Benefits and Programs	17
• Business Travel Accident	17
• Dependent Care Flexible Spending Account	17
• Group Auto & Homeowners Insurance	17
• Group Legal Plan	17
• Health and Insurance Benefits	17
• Health Care Flexible Spending Account	18
• Long Term Care	18
• Long Term Disability	18
• Merck Deferral Program	19
• Pension	19

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

• Schering-Plough Corporation Retirement Plan	19
• BEP and SERP	20
• Retirement Account Plan for the Organon BioSciences U.S. Affiliates (“RAP”)	20
• Sales Incentive Plan	21
• Savings Plan	21
• 401(k) Savings Plan and Savings Advantage Plan	21
• Retirement Savings Plan for the Organon BioSciences US Affiliates (the “RSP 401(k) Savings Plan”)	22
• Shining Performance Program	23
• Short Term Disability	23
• Vacation Pay/Floating Holidays	24
• Vision	24

Other Important Information	25

Glossary of Definitions	26

Note: Capitalized Terms used in this Brochure are generally defined in the Glossary of Definitions.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Brochure Overview

This Brochure summarizes the benefits for which a “Separated Employee” may be eligible under Merck’s Separation Program and other employee benefit plans and programs of Merck & Co., Inc. and its subsidiaries. It is not an official plan document. The terms and conditions of Merck’s employee benefit plans and programs applicable on an employee’s termination of employment from the Employer are as described in the official plan documents, including applicable summary plan descriptions (“SPDs”) and summaries of material modification, in each case previously provided to you or provided to you with this Brochure, as such plans and programs (and the applicable SPDs) may be amended from time to time. A copy of the applicable SPDs and applicable summaries of material modification can be obtained on line at http://one.merck.com/sites/sa/en-us/Pages/USMerckSummaryPlanDescriptions.aspx or by calling the Merck Benefits Service Center at Fidelity at 800-666-3725. To the extent the information in this Brochure differs from the official plan documents, the official plan documents will control.

“Separated Employees” are “Legacy Schering Employees” (as defined in the Separation Benefits Plan) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

on or after January 1, 2012 and who, as of their Separation Date, are

•	Less than age 55; or

•	At least age 55 but not yet age 65 with less than 5 years of Benefit Service.

Separated Employees are only those employees who are designated by the Employer or the Parent as “Separated Employees.” “Separated Employees” do not include employees who terminate employment in any way that does not constitute a Termination due to Workforce Restructuring as determined in accordance with the terms of the Separation Benefits Plan, including employees who resign for any reason. Benefits described in this Brochure only apply to Separated Employees and do not apply to any other employees of Merck or its subsidiaries or affiliates, including the Employer.

If you have been designated as a Separated Employee, the Employer or the Parent will provide you with the Separation Letter. In order to receive the benefits under the Separation Program for which a release of claims is required, you must sign and return the Separation Letter by the date stated in the letter (the “Separation Letter Return Date”).

You are considered to have signed the Separation Letter if you sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, do not revoke the Separation Letter within the revocation period. You are considered to have not signed the Separation Letter

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

if you either (i) do not sign and return the Separation Letter by the Separation Letter Return Date, or (ii) sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, revoke the Separation Letter within the revocation period.

Separation Program Overview

All benefits under the Separation Program applicable to Separated Employees are contingent upon the Separated Employee signing the Separation Letter unless otherwise indicated below. They consist of:

•	Separation Pay

•	Outplacement Benefits

•	Eligibility for continued medical, dental and Basic Life Insurance benefits

•

Eligibility for a special payment in lieu of an AIP/EIP bonus for the performance year in which his or her Separation Date occurs if his or her Separation Date occurs on or after July 1 and on or before December 31 of that performance year

•	Eligibility for retiree healthcare for those who are Retiree Healthcare Bridge Eligible on their Separation Date

•

For purposes of unexercised stock options and restricted stock units and performance stock units, treatment under the sale/involuntary termination terms, as applicable (signing the Separation Letter not required)

Separation Pay, Outplacement Benefits and continued medical, dental and Basic Life Insurance benefits are described in the Separation Plan SPD distributed with this Brochure.

This Brochure describes the following:

•	the benefits offered under the Separation Program that are not described in the Separation Plan SPD;

•	the benefits for those Separated Employees who do not sign the Separation Letter; and

•	the terms and conditions of certain Merck benefit plans and programs as they apply to any separated employee without regard to whether they sign the Separation Letter.

Medical (including Prescription Drug) and Dental

Medical (including Prescription Drug) and Dental – If You Do Not Sign the Separation Letter

If you do not sign the Separation Letter, your medical and dental coverage will continue until the end of the month in which your Separation Date occurs. You

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

will be eligible to elect to continue your coverage in accordance with COBRA for up to 18 months from the first day of the month coincident with or following your Separation Date just like any other employee whose employment ends. If you have no medical and/or dental coverage under Merck’s medical and dental plans on your Separation Date, you will not be eligible to elect such coverage under COBRA.

Separation Program—Medical (including Prescription Drug) and Dental—If You Sign the Separation Letter

If you sign the Separation Letter, you will be eligible to continue medical and dental coverage under Merck’s plans (as they may be amended from time to time) in accordance with COBRA as described in the section above, however, you will be eligible to pay a subsidized COBRA rate equal to the contribution rates applicable to active employees as they may change from time to time for your Benefits Continuation Period. Your Benefits Continuation Period starts on the first day of the COBRA continuation period and continues for a period of up to 18 months. The length of your Benefits Continuation Period is based on your complete years of continuous service on your Separation Date. Please note that you will receive a letter from the Merck Benefits Service Center regarding your eligibility to elect continuation coverage under COBRA. That letter will reflect the full COBRA rate—not the subsidized rate. You must elect to continue coverage under COBRA in accordance with the instructions contained in that letter in order to be eligible for continuation coverage at the subsidized rates. See the Separation Plan SPD for more information. Also note that you can terminate your active medical and/or dental coverage during your Benefits Continuation Period but you cannot re-enroll in that coverage thereafter.

If You Are Retiree Healthcare Bridge Eligible on Your Separation Date—Special Rules Apply to Your Medical Coverage

If you are Retiree Healthcare Bridge Eligible and you sign the Separation Letter, you are eligible to continue your medical coverage through COBRA at the subsidized COBRA rates equal to the contribution rates applicable to active employees as they may change from time to time for the duration of your Benefits Continuation Period. At the end of your Benefits Continuation Period, you are eligible to participate in retiree medical benefits at subsidized retiree rates applicable to similarly situated retirees.

You cannot commence retiree medical benefits before the end of the Benefits Continuation Period, however, you can waive your Benefits Continuation Period as of your Separation Date or in limited circumstances you may elect to end that period early and elect retiree benefits instead. Also note that you can terminate your medical coverage during your Benefits Continuation Period without waiving your Benefits Continuation Period and you will still be eligible to elect retiree

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

medical coverage at the end of your Benefits Continuation Period. For information, see the Separation Plan SPD.

If you are Retiree Healthcare Bridge Eligible and you sign the Separation Letter but you are not eligible for medical benefits continuation as of your Separation Date under the Separation Benefits Plan (e.g., you had no active medical coverage on your Separation Date or you failed to timely elect and pay for continuation coverage under COBRA), you are not eligible to continue medical coverage under COBRA through your Benefits Continuation Period. Instead, you will be eligible to enroll in retiree medical benefits at the end of your Benefits Continuation Period or as of your Separation Date if you elect to waive your Benefits Continuation Period. If you elect to end your Benefits Continuation Period early, you can enroll in retiree medical coverage during annual enrollment (for coverage effective the following January 1) or mid-year if you have a life event (e.g., you lose coverage elsewhere) and you contact the Merck Benefit Service Center within 30 days of the event.

If you elect to waive or end your Benefits Continuation Period early, you are electing to permanently and irrevocably forfeit your right to active medical and dental (and Basic Life Insurance) continuation for which you would have otherwise been eligible during that period. See the Separation Plan SPD for information on the limited circumstances that permit you to end your Benefits Continuation Period early.

Retiree medical eligibility provided under the Separation Program for those who are Retiree Healthcare Bridge Eligible is subject to the same forfeiture provision described in the Separation Plan SPD. The forfeiture provision will apply for the period during which Separation Pay would have been paid had it been paid in installments in accordance with the Employer’s normal payroll practices, however, if the forfeiture provision applies during that period, you will be permanently ineligible for retiree medical benefits.

Official Plan Document. To the extent this section describes eligibility for retiree medical benefits for those who are Retiree Healthcare Bridge Eligible, it constitutes a summary of material modification to the medical section of the Merck SPD for Legacy Schering-Plough Retirees and should be kept with that document.

Merck Retiree Medical Benefits—in General

This section applies to you only if you are Retiree Healthcare Bridge Eligible and who sign the Separation Letter.

If you are Retiree Healthcare Bridge Eligible, the date on which your retiree medical benefits begin as described above is the “Retiree Healthcare Commencement Date”.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

You will be automatically enrolled in retiree medical coverage as of your Retiree Healthcare Commencement Date. If you do not have medical coverage on the last day of your Benefits Continuation Period, you will be enrolled in the no coverage retiree medical option. If you have medical coverage on the last day of your Benefits Continuation Period, you will be enrolled in the Aetna PPO Choice retiree medical option. Coverage under your retiree medical coverage will also automatically continue for your eligible dependents who were enrolled under the plan on the day before your Retiree Healthcare Commencement Date provided they are eligible for coverage.

You are permitted to add eligible dependents, drop covered dependents and/or change available medical coverage options retroactive to your Retiree Healthcare Commencement Date only if you notify the Merck Benefits Service Center of such change(s) within 30 days after your Retiree Healthcare Commencement Date. Thereafter, any permitted changes will only be made prospectively during annual enrollment (for coverage effective the following January 1) or mid-year if you experience a life event and you notify the Merck Benefits Service Center within 30 days of the event.

You can “opt-out” of retiree coverage at any time, but note that your ability to re-enroll for coverage is generally limited to annual open enrollment (with the following January 1 as the re-enrollment effective date); mid-year enrollment is available only if you have a life event that permits a change in coverage and you contact the Merck Benefit Service Center to re-enroll in Merck retiree coverage within 30 days of the date of the life event.

You are eligible for retiree medical coverage at subsidized retiree rates. You must pay the applicable contributions for retiree medical coverage beginning on your Retiree Healthcare Commencement Date. You will receive an invoice from the Merck Benefit Service Center that indicates the contribution due for your retiree medical coverage. If you fail to pay the contribution required for retiree medical coverage in the time and manner specified on the invoice, you will be deemed to have opted out of coverage and your ability to re-enroll is limited as described above. You may want to consider enrolling in the automatic payment option available through the Merck Benefits Service Center. Contact the Merck Benefits Service Center at 800-666-3725 for additional information.

You cannot be covered as an active employee for medical and/or dental through COBRA and/or Basic Life Insurance and as a retiree (even under the no coverage option) for Merck medical coverage during the same period; provided, however, that you may be covered through COBRA at full COBRA rates (for the remainder of your COBRA period only) for dental coverage even if during that period that you are also covered as a retiree for medical coverage.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Coordination with Medicare

An individual is generally eligible for Medicare if he or she is at least age 65 or has been entitled to Social Security disability benefits for at least 24 months. If you or your dependents are eligible for Medicare on your Separation Date or become eligible for Medicare during the period for which you are covered under COBRA at subsidized or non-subsidized rates or thereafter if eligible as a retiree, the Merck medical plan under which you are covered will coordinate with Medicare. That means that Medicare will be primary and the Merck medical plan will be secondary. You or your dependents, as applicable, must enroll in Medicare immediately when first eligible for Medicare. When coordinating with Medicare, the Merck medical plans assume that you and your dependents are covered by Medicare as of the first date you or your dependents, as applicable, are eligible to be covered under Medicare—whether or not the individual is actually covered. If you and your dependents do not enroll in Medicare when first eligible you will experience a gap in coverage and you may be obligated to pay a late enrollment penalty to Medicare for Medicare when you do enroll. For information on eligibility for and enrollment in Medicare visit your local Social Security Administration office or contact the Social Security Administration online at www.ssa.gov or by phone at 800-772-1213.

Life Insurance

Basic Life Insurance—If You Do Not Sign the Separation Letter

If you do not sign the Separation Letter, your Basic Life Insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert this coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (800-666-3725) or Prudential (877-370-4778) for more information.

Separation Program—Basic Life Insurance—If You Sign the Separation Letter

If you sign the Separation Letter, your Basic Life Insurance will continue at no cost to you under Merck’s life insurance plan (as it may be amended from time to time) during your Benefits Continuation Period as more fully described in the Separation Plan SPD. You are responsible for paying applicable tax on imputed income, if any, for Basic Life Insurance coverage during your Benefits Continuation Period. Note that you may elect to waive or end your Benefits Continuation Period early under limited circumstances but if you do the Basic Life Insurance (and any medical and/or dental benefit) continuation for which you would have otherwise been eligible during that period will be permanently and irrevocably forfeited. See the Separation Plan SPD for information on the limited circumstances that permit you to waive or end your Benefits Continuation Period early.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

AD&D, Optional Group Life and Dependent Life Insurance

Whether or not you sign the Separation Letter, your accidental death and dismemberment coverage will end as of your Separation Date and your optional group term life insurance and dependent life insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert or port your optional group term life and/or dependent life coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (800-666-3725) or Prudential (877-370-4778) for more information.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Health and Life Insurance Benefits Overview Chart

The chart below is provided for your convenience to compare the medical, dental and life insurance benefits offered under the Separation Program to the normal plan provisions. It assumes you are eligible for medical and dental continuation under COBRA, that you sign the Separation Letter and that you timely pay the required contributions to continue coverage.

	Regular Plan Provisions	Separation Program
Medical (including Prescription Drug) and Dental	Benefits continue to the end of the month in which your Separation Date occurs; eligible for COBRA afterward for up to 18 months at full COBRA rate

Benefits continue to the end of the month in which your Separation Date occurs; eligible for COBRA afterward for up to 18 months as follows:

Provided you elect to continue benefits under COBRA,

Medical and Dental benefits at subsidized rates equal to active employee rates continue for the duration of your Benefits Continuation Period.

Thereafter

Medical:

If not Retiree Healthcare Bridge Eligible—continue for remaining COBRA period, if any, at full COBRA rate;

If Retiree Healthcare Bridge Eligible—begin participation in retiree medical w/applicable retiree contributions at subsidized retiree rates

Dental: Eligible to continue for remaining COBRA period, if any, at full COBRA rate

Basic Life Insurance	Coverage equal to 1x base pay continues for 31 days after Separation Date. You may be eligible to convert to an individual policy with Prudential during the 31-day period.

Coverage equal to 1x base pay continues at no cost to you for the duration of your Benefits Continuation Period.

You may be eligible to convert to an individual policy with Prudential during the 31-day period after coverage ends as described above.

Optional Employee Group Term Life and Dependent Life	Coverage at level in effect on your Separation Date continues for 31 days You may be eligible to convert or port to an individual policy with Prudential during the 31-day period.

AD&D	No coverage	No coverage

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)—

As described in more detail below, payment of bonuses, or a special payment in lieu of a bonus, depends on when your Separation Date occurs during a performance year and for a special payment in lieu of a bonus, whether or not you sign the Separation Letter.

•

For the Performance Year prior to Separation Date: Provided you are in a class of employees eligible for an AIP/EIP and your employment ends between January 1 and the time AIP/EIP bonuses are paid for that year to other employees, you will be eligible for an actual AIP/EIP bonus with respect to the performance year immediately preceding your Separation Date on the same terms and conditions as those that apply to other employees. That bonus, if any, will be paid at the time AIP/EIP bonuses are paid for that year to other employees (not later than March 15) or will be deferred in accordance with your applicable deferral election for that performance year. Eligibility for consideration for your prior performance year AIP/EIP bonus is not contingent upon your signing the Separation Letter.

•

For the performance year in which Separation Date occurs: If your Separation Date occurs between January 1 and June 30 inclusive, no AIP/EIP or special payment in lieu of a bonus with respect to the performance year in which your Separation Date occurs is payable. If your Separation Date occurs on or after July 1 and on or before December 31, a special payment in lieu of a bonus is payable under this program with respect to the performance year in which your Separation Date occurs, provided you sign the Separation Letter. See below for details.

•

For executives who are listed in the Summary Compensation Table for the most recent proxy materials issued by Merck in connection with the annual meeting of shareholders, the amount of payment in lieu of EIP award, if any, will be guided by the principles contained in this section, but Merck retains complete discretion to pay more, or less, than those amounts.

•

The Employer reserves the right to treat the payment of AIP/EIP bonuses and/or the special payments in lieu of AIP/EIP bonuses as supplemental wages subject to flat-rate withholding (that is, not taking into account any exemptions).

•	No 401(k) deductions are made from any special payment in lieu of an AIP/EIP.

Separation Program—If Your Separation Date Occurs On or After July 1 And On Or Before December 31

If your Separation Date occurs on or after July 1 and on or before December 31, a special payment in lieu of an AIP/EIP with respect to the performance year in which your Separation Date occurs may be paid only if you sign the Separation Letter. The special payment, if any, will be calculated based on the target bonus

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

applicable to you under the AIP/EIP on your Separation Date (subject to the following sentence) with respect to the current performance year and the number of full and partial months you worked in the current performance year and is subject to downward adjustment by Merck in its sole discretion based on a variety of factors, including but not limited to your documented poor performance in the current performance year. If your Separation Date occurs on or after the effective date of your assigned band, pathway and level under the new Compensation and Career Framework communication but before January 1, 2013, your target bonus will be the greater of the target applicable to your assigned position in the Compensation and Career Framework job structure on your Separation Date or your band/tier level immediately preceding the conversion to the new structure. If you receive a special payment in lieu of an AIP/EIP bonus, it will be paid to you (less applicable withholding) as soon as administratively feasible following your Separation Date (but not later than March 15 of the year following your Separation Date) and Merck’s receipt of your signed Separation Letter. However, if you elected to defer all or part of your AIP/EIP bonus, that election will apply to payments made in lieu of AIP/EIP bonus.

Stock Options, Restricted Stock Units and Performance Stock Units

Only employees may receive incentives under Merck’s incentive stock plans, including stock options, restricted stock units (“RSUs”) or performance stock units (“PSUs”); therefore, you will not be eligible to receive any grants after your Separation Date.

Whether you sign the Separation Letter or not, the sale/involuntary termination provisions applicable to stock options, Deferred Stock Units (“DSUs”), RSUs and PSUs will apply to any outstanding incentives you hold on your Separation Date. Provisions may differ based on the grants. IT IS YOUR REPSONSIBILITY TO FAMILIARIZE YOURSELF WITH THE TERMS OF INDIVIDUAL GRANTS.

Stock Options (sale/involuntary termination terms)

Generally, for outstanding annual and quarterly stock option grants made prior to 2010, terms differ depending on whether your employment terminated due to the sale of your subsidiary/division, etc. or otherwise in an involuntary termination:

•	If your employment is terminated as a “Termination Due to Business Divestiture” as defined in the incentive stock plan(s) applicable to Legacy Schering Employees

•	Unvested options will continue to vest and become exercisable as if your employment had continued

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

•	Vested options (including options that become vested as described above) will remain exercisable until the earlier of (i) 5 years from your termination date and (ii) their original expiration date

•

If your employment terminates due to an other involuntary termination, options that are unvested on your Separation Date will expire on your Separation Date. Options that are exercisable on your Separation Date will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

Generally, for outstanding annual and quarterly stock option grants made during 2010 and thereafter, terms differ depending on whether your employment terminated due to the sale of your subsidiary/division or otherwise in an involuntary termination:

•

If your employment is terminated due to the sale of your subsidiary, division or joint venture, options that would have become exercisable within one year of your Separation Date will be exercisable on your Separation Date and all others immediately expire. All unexercised options will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

•

If your employment terminates due to an other involuntary termination, options that are unvested on your Separation Date will expire on your Separation Date. Options that are exercisable on your Separation Date will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

Key R&D stock option grants and other stock option grants may have different terms. See the term sheets applicable to such stock option grants.

If on your Separation Date your then outstanding stock options are treated under the sale/involuntary termination terms as described above and you are rehired, stock options that are unexercised and outstanding on your rehire date will continue to be treated as described above.

DSUs/RSUs (sale/involuntary termination terms)

For DSUs granted in 2009, terms differ depending on whether your employment terminated due to the sale of your subsidiary/division, etc. or otherwise in an involuntary termination.

If your employment is terminated as a “Termination Due to Business Divestiture” as defined in the incentive stock plan(s) applicable to Legacy Schering Employees, DSUs will become distributable (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

If your employment terminates in an other involuntary termination, a pro rata portion of your DSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date.

Different terms may apply to DSUs that were not granted as part of the annual DSU grants. See the term sheets applicable to DSUs granted to you, if any.

For each annual and quarterly RSU grant made on or after January 1, 2010, terms differ depending on whether your employment terminated due to the sale of your subsidiary/division or otherwise in an involuntary termination.

If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your RSU awards and accrued dividends, if any, will be distributed at the time distributed to active employees: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.

If your employment terminates in an other involuntary termination and your Separation Date occurs

•

On or after the first anniversary of the RSU grant date, a pro rata portion of your RSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the RSU grant date, the entire grant (together with any applicable accrued dividend equivalents) will expire on your Separation Date.

See the term sheets applicable to RSUs granted to you, if any.

PSUs (sale/involuntary termination terms)

PSUs granted January 1, 2009 vested or lapsed effective December 31, 2011. Payment, if any, will be made to you in accordance with the terms of the grant. See the term sheets applicable to PSUs granted to you, if any.]

For each PSU granted on or after January 1, 2010, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination.

If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your PSU awards will be distributed at the

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

time distributed to active employees, based on actual performance: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.

If your employment terminates in an other involuntary termination and your Separation Date occurs

•

on or after the first anniversary of the PSU grant date, a pro rata portion of your PSU grant generally will vest and become distributable to you at the same time as if your employment had continued and based on actual performance; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the PSU grant date, the entire grant will expire on your Separation Date.

See the term sheets applicable to PSUs granted to you, if any.

If you have any question about your stock options, RSUs or PSUs, you can call the Support Center at 866-MERCK-HD (866-637-2543).

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

OTHER BENEFITS AND PROGRAMS

The following describes the terms and conditions of certain Merck benefit plans and programs as they apply to employees whose employment with the Employer terminates for any reason. For additional information, see the applicable SPDs and applicable summaries of material modification.

Business Travel Accident

Your coverage under the Business Travel Accident Insurance Plan ends on your Separation Date.

Dependent Care Flexible Spending Account

Your participation in the Dependent Care Flexible Spending Account ends on your Separation Date. Eligible expenses incurred throughout the calendar year in which your Separation Date occurs (even after employment with the Employer ends) can be reimbursed but only up to the amount actually contributed to the account. Claims for those expenses must be submitted to Horizon Blue Cross Blue Shield by April 15th of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Group Auto & Homeowners Insurance

If you participate in the MetLife Group Auto & Homeowners Insurance on your Separation Date, your payroll deduction (and the applicable discount) will end on that date and you will be moved to direct bill with MetLife. If you have any questions, please contact MetLife at 800-438-6388.

Group Legal Plan

If you participate in the Group Legal Plan on your Separation Date, your coverage will end on that date. You may continue coverage on an individual basis for 30 months after your Separation Date. If you elect to continue coverage, you must pre-pay for the coverage for 30 months. Contact Hyatt Legal for details at 800-821-6400.

Health and Insurance Benefits

Merck’s health and insurance benefits consist of the following Merck plans and programs: medical (including prescription drugs), dental, vision, health care and

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

dependent care flexible spending accounts, life insurance (including basic and optional term life, dependent term life and accidental death and dismemberment), long term care and long term disability. Your participation in these plans ends as described elsewhere in this communication. However, a full month of contribution/premium for your coverage under these plans in effect on your Separation Date may be deducted from your paycheck for the month in which your Separation Date occurs.

Health Care Flexible Spending Account

Your participation in the Health Care Flexible Spending Account (“HCFSA”) ends on your Separation Date, unless you elect to continue to participate in accordance with COBRA for the remainder of the calendar year in which your Separation Date occurs. If you elect to continue participation in HCFSA under COBRA, you must make your required contributions on an after-tax basis. Eligible expenses incurred while you participate in HCFSA during the calendar year in which your Separation Date occurs can be reimbursed up to your entire elected amount. Claims incurred after your participation in HCFSA ends cannot be reimbursed, no matter how much money is left in the account. Claims for expenses incurred during the calendar year in which your Separation Date occurs and while you are a participant in HCFSA must be submitted to Horizon Blue Cross Blue Shield by April 15 of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Long Term Care

If you elected coverage under Merck’s Long Term Care Plan for you (or your spouse or same-sex domestic partner), that coverage will end on your Separation Date. However, you may continue coverage without interruption by contacting CNA (the insurer) and paying your first quarterly premium to CNA within 31 days after the last day of the month in which your Separation Date occurs. For more information (and to request the necessary forms) contact CNA directly at 800-528-4582.

Long Term Disability

Your participation in the Long Term Disability Plan (“LTD Plan”) will end on the last day of the month in which your Separation Date occurs. In other words, you must have satisfied the 26-week LTD Plan eligibility period by the end of the month that includes your Separation Date to be eligible for LTD Plan benefits. If you are disabled and receiving income replacement benefits under the LTD Plan on your Separation Date, those benefits will continue in accordance with the terms of the LTD Plan. However, Separation Pay paid by the Employer under the Separation Benefits Plan will be offset from benefits payable under the LTD Plan (meaning the LTD Plan benefits will be reduced by Separation Pay).

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Merck Deferral Program

Generally, the Merck Deferral Program first became available to certain eligible Legacy Schering Employees beginning January 1, 2010. If you have an account balance in the Merck & Co., Inc. Deferral Program, your termination of employment will commence distribution of your account in accordance with your previously elected schedule, subject to applicable plan terms. For example, account balances less than $125,000 are distributed without giving effect to the participant’s election, while distributions to certain of Merck’s most highly paid employees on account of termination of employment cannot be made for six months from the termination date.

If you elected to defer all or part of your EIP/AIP distribution and receive a payment in lieu thereof as a result of your separation, your deferral election to the Merck Deferral Program will apply to your payment in lieu of EIP/AIP.

Pension

Schering-Plough Corporation Retirement Plan

The Schering-Plough Corporation Retirement Plan is a traditional defined benefit pension plan designed to provide an annuity payment each month during retirement.

Generally, you are entitled to a benefit from the Retirement Plan if you do not participate in the Retirement Savings Plan for the Organon BioSciences U.S. Affiliates and you have five years of vesting service with a Legacy Schering Entity on your Separation Date. However, due to the number of terminations since the merger of Merck and Schering-Plough, by law special vesting rules apply. If you are involuntarily terminated, other than for “Misconduct” (as defined in the Retirement Plan) between November 4, 2009 and December 31, 2012, you will be immediately vested.

You will receive a letter from the Retirement Center approximately three to six months following your Separation Date if you are a vested participant in the Retirement Plan. The letter explains your rights under the plan, the dollar amount of your vested benefit and your options for initiating benefits under the plan. You will need to notify the Retirement Center at 866-201-2858 at least 30 days prior to the date you wish to commence your benefit.

If the present value of your Retirement Plan benefit is more than $5,000, your retirement benefit will be payable at your normal retirement age (age 65). However, you may be eligible to receive your retirement benefit as an early retirement benefit as early as age 55 (which may be reduced in accordance with the terms of the Retirement Plan) to reflect the longer period of time benefits are

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

paid, or you may defer receipt of your benefit until age 65. Retirement benefits generally are paid as a monthly benefit for life, but optional forms of payments are available.

If the present value of your accrued retirement benefit is $5,000 or less, the Retirement Center will send you information and lump-sum payment election forms three to six months following your Separation Date. You will have 90 days from the date your election forms are mailed to return the forms. If the forms are not returned within 90 days, you will receive a lump-sum payment if your benefit is less than $1,000 or, if your benefit is between $1,000 and $5,000, your payment will be rolled over into an Individual Retirement Account (IRA) at Fidelity. The lump-sum payment can be rolled over into an IRA or another eligible qualified retirement plan that accepts rollovers. The lump-sum payment may be subject to federal, state and local income taxes, and if taken prior to age 59 1/2, may be subject to an early withdrawal penalty if not rolled over. Please consult your tax advisor if you are going to receive a distribution under the Retirement Plan.

BEP and SERP

You may also be entitled to a pension benefit from the Benefit Equalization Plan (BEP) and Supplemental Executive Retirement Plan (SERP), if eligible. You will receive information from the Retirement Center shortly after your Separation Date, which will outline the value of your benefits and instructions you must take in order to commence your benefit.

If you are a SERP participant and have a distribution election on file to have your SERP/BEP payment transferred to the Savings Advantage Plan (“SAP”) and distributed to you in annual installments, the transfer will take place as soon as administratively practicable following your Separation Date. Your annual installment payments will generally begin on April 1 following the year you terminate employment.

If you are considered to be a “specified employee” under IRC Section 409A, your BEP or SERP/BEP payment and/or annual installments from the SAP will be delayed for a period of six months following termination of employment.

Retirement Account Plan for the Organon BioSciences U.S. Affiliates (“RAP”)

You are entitled to a benefit from the Retirement Account Plan for the Organon BioSciences U.S. Affiliates if you were a participant in the Akzo Nobel Retirement Plan on January 1, 1998. If eligible, you will receive a letter from the Retirement Center approximately three to six months following your Separation Date. The letter explains your rights under the plan, the dollar amount of your vested benefit and your options for initiating benefits under the plan.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Payments not Compensation for Retirement Plans. Separation Pay is not compensation for purposes of the Retirement Plan, BEP, SERP or RAP. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for purposes of these plans.

Sales Incentive Plan

If you are a participant in a sales incentive plan of Merck or its subsidiaries, including the Employer, on your Separation Date, your eligibility to be paid a bonus, if any, will be determined under the terms and conditions of the plan in which you are a participant.

Savings Plan

401(k) Savings Plan and Savings Advantage Plan

If you are a participant in the Schering-Plough Employees’ Savings Plan (the “401(k) Savings Plan”) and Savings Advantage Plan (“SAP” and collectively with the 401(k) Savings Plan, the “Savings Plans”), information about your Savings Plans’ accounts will be sent from Fidelity, the Savings Plans’ administrator, approximately two to three weeks following your Separation Date. Please review the information carefully. If you do not receive the information, call Fidelity at 800-666-3725.

401(k) Savings Plan

If the value of your 401(k) Savings Plan account is less than $1,000 upon your Separation Date, you automatically will receive a distribution of your account balance under the plan as soon as practicable following your Separation Date. If your account balance is between $1,000 and $5,000 upon your Separation Date, and you do not elect a lump sum distribution or a rollover within 45 days of your Separation Date, your account will be rolled over into an Individual Retirement Account (IRA) at Fidelity.

If the value of your account is more than $5,000, you may take a distribution of your account balance or defer the funds in the plan until April 1 of the calendar year following the year in which you reach age 70 1/2. Distribution options include a lump-sum payment or installment payments over a period not longer than the combined life expectancy of you and your beneficiary. You also may choose to roll over your account balance into an eligible retirement plan that accepts rollovers or an IRA.

Your distribution may be subject to federal, state and local income taxes and if taken prior to age 59 1/2, a possible early withdrawal penalty if not rolled over. If you are over age 55 on your Separation Date, the early withdrawal penalty may

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

not apply to you. Please consult your tax advisor if you are going to receive a distribution under the 401(k) Savings Plan.

If you have an outstanding 401(k) Savings Plan loan balance as of your Separation Date, you will have 60 days to repay the balance. If the loan is not repaid within 60 days, the outstanding loan balance will be considered in default and will be treated as a partial distribution subject to taxation and a possible 10% early withdrawal penalty. Please consult your tax advisor.

Savings Advantage Plan (SAP)

If eligible for the SAP, upon termination of employment, you will receive your distribution based on your elections on file. If eligible, you can check your SAP account balance or your current distribution election online at http://netbenefits.fidelity.com or by contacting Fidelity at 800-666-3725. If you are considered to be a “specified employee” under IRC Section 409A, and you have elected to receive distribution of your account upon termination of employment, your distribution will be delayed for a period of six months following termination of employment.

Retirement Savings Plan for the Organon BioSciences US Affiliates (the “RSP 401k Savings Plan”)

If eligible for the RSP 401k Savings Plan, information about your account will be sent by Fidelity, the RSP 401k Savings Plan administrator, approximately two to three weeks following your Separation Date, If you do not receive the information, call Fidelity at 800-835-5095.

Generally, in order to be vested in the Company Contribution portion of your RSP 401(k) Savings Plan account, you need three years of vesting service. However, due to the number of terminations since the merger of Merck and Schering-Plough, by law special vesting rules apply. If you are involuntarily terminated, other than for “Misconduct” (as defined in the RSP 401(k) Savings Plan) between November 4, 2009 and December 31, 2012, you will be immediately vested in the Company Contribution portion of your account. You are always 100% vested in your contributions and any matching contributions.

If the value of your RSP 401(k) Savings Plan account is less than $1,000 upon your Separation Date, you will automatically receive a lump sum distribution. However, you will first receive information from Fidelity giving you the option to elect wither a rollover distribution or a lump sum payment. If you do not make a timely election Fidelity will then process your lump sum distribution.

If the value of your account is more than $1,000, you may take a distribution of your account balance or defer the funds in the plan until April 1 of the calendar year following the year in which you reach age 70 1/2. You also may choose to

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

roll over your account balance into an eligible retirement plan that accepts rollovers or an IRA.

Your distribution may be subject to federal, state and local income taxes and if taken prior to age 59 1/2, a possible early withdrawal penalty if not rolled over. If you are over age 55 on your Separation Date, the early withdrawal penalty may not apply to you. Please consult your tax advisor if you are going to receive a distribution under the RSP 401(k) Savings Plan.

If you have an outstanding RSP 401(k) Savings Plan loan balance as of your Separation Date, you will have until the end of the calendar quarter following the calendar quarter in which your Separation Date occurs to repay the balance. If the loan is not repaid in this time period, the outstanding loan balance will be considered in default and will be treated as a partial distribution subject to taxation and a possible 10% early withdrawal penalty. Please consult your tax advisor.

Payments not Compensation for Savings Plans. Any Separation Pay you receive under the Separation Benefits Plan may not be contributed to the Savings Plans or the RSP 410(k) Savings Plan and is not considered eligible compensation for Company Contribution purposes. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for purposes of these plans.

Shining Performance Program

You have up to 90 days following your Separation Date to redeem any points earned under the Shining Performance Program. You can call Maritz customer service at 800-237-4047 to redeem your points.

Short Term Disability

Subject to applicable state law, your participation in the Short Term Disability Plan (“STD Plan”) ends on your Separation Date. If you are disabled and are receiving income replacement benefits under the STD Plan on your Separation Date, those benefits will continue in accordance with the terms of the plan. However, subject to state law, Separation Pay paid by the Employer under the Separation Benefits Plan will act as an offset from benefits payable under the STD Plan (meaning the STD Plan benefits will be reduced by Separation Pay). Where state law does not permit such offsets to be made to STD Plan benefits (or where Employer or Parent in their sole and absolute discretion determines it is easier for the Employer to administer), STD Plan benefits will instead act as an offset from Separation Pay paid (or payable) by the Employer under the Separation Benefits Plan (meaning Separation Pay will be reduced by the STD Plan benefits). The amount of the offset will be established by the Employer and will be a good faith estimate of the STD Plan benefits payable to the employee after the employee’s Separation Date.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Vacation Pay/Floating Holidays

You will be paid for any amount of vacation that you have accrued but not used as of your Separation Date. Conversely, you must reimburse the Employer for any vacation you used prior to your Separation Date that you had not earned as of your Separation Date. Any such amounts to be reimbursed may be deducted from Separation Pay paid pursuant to the Separation Benefits Plan. You will not be paid for unused vacation days carried over from the calendar year prior to your Separation Date or for floating holidays that are unused as of your Separation Date, unless payment is required under state law.

Vision

Coverage under the Vision Plan ends on the last day of the month in which your Separation Date occurs. You will be given the opportunity to continue this benefit in accordance with COBRA for up to 18 months from your Separation Date by paying the required premiums.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

Other Important Information

Parent (or its applicable subsidiary) retains the right (to the extent permitted by law) to amend or terminate the Separation Benefits Plan and any other benefit or plan described in this brochure (or otherwise) at any time and nothing in this Brochure in any way limits that right. However, following a “change in control” of Parent (as defined in the Merck & Co., Inc. Change in Control Separation Benefits Plan, as it may be amended from time to time), certain limitations apply to the ability of Parent (or its applicable subsidiary) to amend or terminate its benefit plans.

Notwithstanding anything in the Separation Program to the contrary, benefits under the Separation Program that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be adjusted to avoid the excise tax under Section 409A. Parent or Employer will take any and all steps it determines are necessary, in its sole and absolute discretion, to adjust benefits under the Separation Program to avoid the excise tax under Section 409A, including but not limited to, reducing or eliminating benefits, changing the time or form of payment of benefits, etc.

Payments made on account of separation from service are limited during the six months following the termination of employment of a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, which in general includes the top 50 employees of a company ranked by compensation. Notwithstanding anything contained in the Separation Program to the contrary, if a Covered Employee is a “Specified Employee” on his or her Separation Date, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, no payments will be made during the six-month period following termination of employment. Instead, amounts that would otherwise have been paid during that six-month period will be accumulated and paid, without interest, as soon as administratively feasible following the end of such six-month period after termination of employment.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Glossary of Definitions

As used in this document, the following terms have the following meanings.

“Basic Life Insurance” is life insurance provided under a plan sponsored by Parent or a subsidiary of Parent equal to 1x “base pay” (as defined in the Life Insurance SPD”).

“Benefit Service” is (i) for Legacy Schering Employees who are not Legacy OBS Employees as defined in the Retirement Plan and (ii) for Legacy OBS Employees as defined in the RSP 401(k) Savings Plan.

“Benefits Continuation Period” is as defined in the Separation Benefits Plan.

“Employer” means individually and collectively, each direct and indirect wholly owned subsidiary of Merck & Co., Inc. excluding each Legacy Merck Entity (as defined in the Separation Benefits Plan) and Inspire Pharmaceuticals, Inc.

“Legacy OBS Employee” means a Legacy Schering Employee who is a participant in the RSP 401(k) Savings Plan.

“Legacy Schering Employee” is as defined in the Separation Benefits Plan.

“Parent” means Merck & Co., Inc.

“Retiree Healthcare Bridge Eligible” means that you are a Separated Employee who as of your Separation Date (i) if your Separation Date occurs in 2012 you are at least age 49 with at least 9 years of Benefit Service on your Separation Date, or (ii) if your Separation Date occurs in 2013 you are at least age 50 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs, or (iii) if your Separation Date occurs in 2014 you are at least age 51 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs, or (iv) if your Separation Date occurs in 2015 or thereafter you are at least age 52 with at least 10 years of Benefit Service as of December 31 of the year in which your Separation Date occurs.

“Retiree Healthcare Commencement Date” means the date your retiree healthcare benefits begin as described in this Brochure.

“Retirement Plan” means the Schering-Plough Corporation Retirement Plan.

“RSP 401(k) Savings Plan” means the Retirement Savings Plan for the Organon BioSciences US Affiliates.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

“Separation Benefits Plan” means the Merck & Co., Inc. US Separation Benefits Plan

“Separation Date” means a Separated Employee’s last day of employment with the Employer.

“Separated Employees” means “Legacy Schering Employees” (as defined in the Separation Benefits Plan) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

on or after January 1, 2012 and who, as of their Separation Date, are

•	Less than age 55; or

•	At least age 55 but not yet age 65 with less than 5 years of Benefit Service.

Separated Employees are only those employees who are designated by the Employer or Parent as “Separated Employees.” “Separated Employees” do not include employees who terminate employment in any way that does not constitute a Termination due to Workforce Restructuring as determined in accordance with the terms of the Separation Benefits Plan, including employees who resign for any reason.

“Separation Letter” means the letter provided by Parent or the Employer that includes a Release of Claims (as defined in the Separation Benefits Plan).

“Separation Letter Return Date” is the date stated in the Separation Letter (or as extended by the Employer at its sole discretion) by which Separated Employees must sign and return it to Parent or the Employer.

“Separation Plan SPD” means the SPD for the Merck & Co., Inc. US Separation Benefits Plan.

“Separation Program” means the (i) Separation Benefits Plan, and (ii) provisions described in this Brochure applicable to (A) eligibility for retiree healthcare benefits for Bridged Employees who are Retiree Healthcare Bridge Eligible, (B) Merck’s options, RSUs and PSUs, and (C) payment in lieu of AIP/EIP. A signed Separation Letter is not required for the benefits described in clause (ii)(B).

“SPDs” means summary plan descriptions of various employee benefit plans sponsored by Merck & Co., Inc. or one of its wholly owned subsidiaries.

LSP Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011